Exhibit 10.2

THIS THIRD AMENDED & RESTATED CONVERTIBLE PROMISSORY NOTE (THIS “AMENDED & RESTATED NOTE”) AND THE SECURITIES INTO WHICH IT MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE COMPANY AND THE SECURITIES INTO WHICH IT MAY BE CONVERTED MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY TO THE EFFECT THAT ANY SALE OR OTHER DISPOSITION IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

PYROPHYTE ACQUISITION CORP.
THIRD AMENDED AND RESTATED
CONVERTIBLE PROMISSORY NOTE

Principal Amount: Not to Exceed $2,500,000	Dated as of April 25, 2025

(See Schedule A)

WHEREAS, on October 14, 2021, the undersigned Pyrophyte Acquisition Corp., a Cayman Islands exempted company (the “Maker”), issued that certain Promissory Note (the “Original Promissory Note”) to Pyrophyte Acquisition LLC, a Delaware limited liability company, or its registered assigns or successors in interest (the “Payee”);

WHEREAS, on April 1, 2024, Maker and Payee amended and restated the Original Promissory Note (the “1st A&R Note”) to increase the maximum amount Maker may borrow from $1,500,000 to $1,840,616 and extend the Maturity Date (as defined below) from the earlier of (i) eighteen months after the closing of the IPO (as defined below) and (ii) the effective date of a Business Combination (as defined below) to the earlier of (i) thirty months after the closing of the IPO and (ii) the effective date of a Business Combination;

WHEREAS, on April 26, 2024, Maker and Payee amended and restated the 1st A&R Note (the 2nd A&R Note) to extend the Maturity Date from the earlier of (i) thirty months after the closing of the IPO and (ii) the effective date of a Business Combination to the earlier of (i) fifty-four months after the closing of the IPO and (ii) the effective date of a Business Combination; and

WHEREAS, the Maker and Payee desire to amend and restate in its entirety the 2nd A&R Note on the terms and conditions provided in this note (the “Amended and Restated Note”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by each of the parties hereto, the parties agree as follows:

FOR VALUE RECEIVED and subject to the terms and conditions set forth herein, Maker, promises to pay to the order of Payee or its registered assigns or successors in interest, or order, the principal balance as set forth on Schedule A hereto in lawful money of the United States of America; which schedule shall be updated from time to time by the parties hereto to reflect all advances and readvances outstanding under this Amended & Restated Note; provided that at no time shall the aggregate of all advances and readvances outstanding under this Amended & Restated Note exceed two million five hundred dollars ($2,500,000). Any advance hereunder shall be made by the Payee upon receipt of a written request of the Maker commencing twelve (12) months after the closing of Maker’s initial public offering (the “IPO”), related to ongoing expenses reasonably related to the business of the Maker and the consummation of the Business Combination (as defined below), and shall be set forth on Schedule A. Any advance hereunder shall only be made by the Payee as, and to the extent, expenses are incurred or are reasonably expected to be incurred and the amounts of such advance shall be used to pay or repay such expenses. All payments on this Amended & Restated Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Amended & Restated Note.

1. Principal. All unpaid principal under this Amended & Restated Note shall be due and payable in full on the earlier of (i) fifty-four (54) months after the closing of the IPO and (ii) the effective date of a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses (the “Business Combination”) (such earlier date, the “Maturity Date”), unless accelerated upon the occurrence of an Event of Default (as defined below). Any outstanding principal amount to date under this Amended & Restated Note may be prepaid at any time by the Maker, at its election and without penalty; provided, however, that Payee shall have a right to first convert such principal balance pursuant to Section 5 below upon notice of such prepayment.

2. Interest. No interest shall accrue on the unpaid balance of this Amended & Restated Note.

3. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Amended & Restated Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Amended & Restated Note.

4. Events of Default. The occurrence of any of the following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by the Maker to pay the principal amount due pursuant to this Amended & Restated Note within five (5) business days of the date specified above or issue warrants pursuant to Section 5 hereof, if so elected by the Payee.

(b) Voluntary Bankruptcy, Etc. The commencement by the Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of the Maker generally to pay its debts as such debts become due, or the taking of corporate action by the Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

5. Conversion

(a) Optional Conversion. At the option of the Payee, at any time on or prior to the Maturity Date, any amounts outstanding under this Amended & Restated Note (or any portion thereof), up to $1,500,000 in the aggregate, may be converted into warrants to purchase Class A ordinary shares of the Maker (“Ordinary Shares”) at a conversion price (the “Conversion Price”) equal to $1.00 per warrant (“Warrants”). If the Payee elects such conversion, the terms of such Warrants issued in connection with such conversion shall be identical to the warrants issued to the Payee in the private placement that closed on the date hereof (the “Private Placement Warrants”) in connection with the IPO; provided, however, that the Warrants shall not be subject to forfeiture in connection with the Business Combination and that each Warrant shall entitle the holder thereof to purchase one Ordinary Share at a price of $11.50 per share, subject to the same adjustments applicable to the Private Placement Warrants. Before this Amended & Restated Note may be converted under this Section 5(a), the Payee shall surrender this Amended & Restated Note, duly endorsed, at the office of the Maker and shall state therein the amount of the unpaid principal of this Amended & Restated Note to be converted and the name or names in which the certificates for Warrants are to be issued (or the book-entries to be made to reflect ownership of such Warrants with the Maker’s transfer agent).

The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of this Amended & Restated Note and the person or persons entitled to receive the Warrants upon such conversion shall be treated for all purposes as the record holder or holders of such Warrants as of such date. Each such newly issued Warrant shall include a restricted legend that contemplates the same restrictions as the Private Placement Warrants. The Warrants and Ordinary Shares issuable upon exercise of the Warrants shall constitute “Registrable Securities” pursuant to that certain Registration Rights Agreement, dated as of October 26, 2021, by and between the Maker and Payee.

(b) Remaining Principal. All accrued and unpaid principal of this Amended & Restated Note that is not then converted into Warrants, shall continue to remain outstanding and to be subject to the conditions of this Amended & Restated Note.

(c) Fractional Warrants; Effect of Conversion. No fractional Warrants shall be issued upon conversion of this Amended & Restated Note. In lieu of any fractional Warrants to the Payee upon conversion of this Amended & Restated Note, the Maker shall pay to the Payee an amount equal to the product obtained by multiplying the Conversion Price by the fraction of a Warrant not issued pursuant to the previous sentence. Upon conversion of this Amended & Restated Note in full and the payment of any amounts specified in this Section 5(c), this Amended & Restated Note shall be cancelled and void without further action of the Maker or the Payee, and the Maker shall be forever released from all its obligations and liabilities under this Amended & Restated Note.

6. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 4(a) hereof, the Payee may, by written notice to the Maker, declare this Amended & Restated Note to be due immediately and payable, whereupon the unpaid principal amount of this Amended & Restated Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 4(b) or 4(c), the unpaid principal balance of this Amended & Restated Note, and all other sums payable with regard to this Amended & Restated Note, shall automatically and immediately become due and payable, in all cases without any action on the part of the Payee.

7. Waivers. The Maker and all endorsers and guarantors of, and sureties for, this Amended & Restated Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Amended & Restated Note, all errors, defects and imperfections in any proceedings instituted by the Payee under the terms of this Amended & Restated Note, and all benefits that might accrue to the Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and the Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by the Payee.

8. Unconditional Liability. The Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Amended & Restated Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Payee with respect to the payment or other provisions of this Amended & Restated Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to the Maker or affecting the Maker’s liability hereunder.

9. Notices. All notices, statements or other documents which are required or contemplated by this Amended & Restated Note shall be made in writing and delivered (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party, or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission; one (1) business day after delivery to an overnight courier service; or five (5) days after mailing if sent by first class registered or certified mail.

10. Construction. THIS AMENDED & RESTATED NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK.

11. Severability. Any provision contained in this Amended & Restated Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. Trust Waiver. Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account established in connection with the IPO, in which the proceeds of the IPO (including the deferred underwriters discounts and commissions) and certain proceeds of the sale of the Private Placement Warrants were deposited, as described in greater detail in the registration statement and prospectus initially filed with the U.S. Securities and Exchange Commission in connection with the IPO on October 5, 2021 and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the trust account for any reason whatsoever.

13. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

14. Successors and Assigns. Subject to the restrictions on transfer in Sections 15 and 16 below, the rights and obligations of the Maker and the Payee hereunder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of any party hereto (by operation of law or otherwise) and no assignment hereof shall be made without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

15. Transfer of this Amended & Restated Note or Securities Issuable on Conversion. Any sale or other disposition of securities into which this Amended & Restated Note may be converted may only be made if it is a Permitted Transfer. With respect to any sale or other disposition of this Amended & Restated Note, the Payee shall give written notice to the Maker prior thereto, describing briefly the manner thereof, together with a written opinion reasonably satisfactory to the Maker in form and substance from counsel reasonably satisfactory to the Maker to the effect that such sale or other distribution may be effected without registration or qualification under any federal or state law then in effect and (ii) a written undertaking executed by the desired transferee reasonably satisfactory to the Maker in form and substance agreeing to be bound by the restrictions on transfer contained herein. Upon receiving such written notice, reasonably satisfactory opinion, or other evidence, and such written acknowledgement, the Maker, as promptly as practicable, shall notify the Payee that the Payee may sell or otherwise dispose of this Amended & Restated Note, all in accordance with the terms of the Amended & Restated Note delivered to the Maker. If a determination has been made pursuant to this Section 15 that the opinion of counsel for the Payee, or other evidence, or the written acknowledgment from the desired transferee, is not reasonably satisfactory to the Maker, the Maker shall so notify the Payee promptly after such determination has been made. Each Amended & Restated Note thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Maker such legend is not required in order to ensure compliance with the Securities Act. The Maker may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Amended & Restated Note shall be registered upon registration on the books maintained for such purpose by or on behalf of the Maker. Prior to presentation of this Amended & Restated Note for registration of transfer, the Maker shall treat the registered holder hereof as the owner and holder of this Amended & Restated Note for the purpose of receiving all payments of principal hereon and for all other purposes whatsoever, whether or not this Amended & Restated Note shall be overdue and the Maker shall not be affected by notice to the contrary. For purposes hereof “Permitted Transfer” shall have the same meaning as any transfer that would be permitted for the Private Placement Warrants under the Letter Agreement to be entered into, among the Maker, the Payee and the other parties thereto.

Acknowledgment. The Payee is acquiring this Amended & Restated Note for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Payee understands that the acquisition of this Amended & Restated Note involves substantial risk. The Payee has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in this Amended & Restated Note, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this investment in this Amended & Restated Note and protecting its own interests in connection with this investment.

[Signature Page Follows]

IN WITNESS WHEREOF, the Maker, intending to be legally bound hereby, has caused this Amended & Restated Note to be duly executed by the undersigned as of the day and year first above written.

PYROPHYTE ACQUISITION CORP.

By:	/s/ Sten L. Gustafson
Name:	Sten L. Gustafson
Title:	Chief Financial Officer

[Signature Page to Convertible Promissory Amended & Restated Note]

SCHEDULE A

Subject to the terms and conditions set forth in the Amended & Restated Note to which this schedule is attached to, the principal balance due under the Amended & Restated Note shall be set forth in the table below and shall be updated from time to time to reflect all advances and readvances outstanding under the Amended & Restated Note.

Principal Undrawn
Date	Drawing	Description	Balance